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                                                            EXHIBIT 99.B2(a)(ii)

                                STATE OF DELAWARE
                            CERTIFICATE OF FORMATION

                                       OF

               COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

     The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 DEL.C. Section 18-101, ET SEQ., and hereby states as follows:

                                    ARTICLE I

     The name of the limited liability company formed hereby is Columbia Management Multi-Strategy Hedge Fund, LLC.

                                   ARTICLE II

     The address of the Company's registered agent in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent for service of process at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12 day of July, 2002.


                                          /s/ Raymond W. Bligh
                                          --------------------------------------
                                          Raymond W. Bligh
                                          Authorized Person